Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Execution Version

WAIVER, CONSENT, AND FOURTH AMENDMENT TO WORKING CAPITAL FACILITY AGREEMENT

THIS WAIVER, CONSENT AND FOURTH AMENDMENT TO WORKING CAPITAL FACILITY AGREEMENT (this “Amendment”), dated as of August 7, 2026 (the “Fourth Amendment Execution Date”), is made among HERON THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), HERCULES CAPITAL, INC. (“Hercules”), in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, together with its successors and assigns, the “Agent”) and the financial institutions or entities from time to time party hereto, including Hercules in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).

A.
Borrower, Lenders and Agent are parties to that certain Working Capital Facility Agreement, dated as of August 9, 2023 (the “Existing Agreement”; and the Existing Agreement, as amended by that certain First Amendment to Working Capital Facility, dated February 13, 2025, as further amended by that certain Second Amendment to Working Capital Facility, dated August 8, 2025, as further amended by that certain Third Amendment to Working Capital Facility Agreement, dated January 30, 2026, and as further amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
B.
At the request of Borrower, and on a one-time basis only, Agent and Lenders have agreed to waive compliance by Borrower with the following covenants: (i) Section 7.21(b) (Minimum Revenue) of the Existing Agreement and (ii) Section 7.21(c) (Minimum EBITDA) of the Existing Agreement, in each case solely with respect to the test date occurring on June 30, 2026 (collectively, the “Specified Covenants”).
C.
Borrower desires to enter into the [***] Agreement (as defined herein), pursuant to which Borrower will acquire an [***]of the [***] in respect of the Initial Product (as defined herein). Section 7.6 of the Existing Agreement, together with the definitions of “Permitted Investment” and “Permitted Acquisition”, require Borrower to obtain the consent of Agent in order for Borrower to enter into the [***] Agreement, and Borrower has requested that Agent and the Required Lenders provide such consent, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
D.
Borrower, Lenders and Agent desire to modify the terms of the Existing Agreement as set forth in this Amendment.
SECTION 1
Definitions; Interpretation.
(a)
Terms Defined in Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
(b)
Rules of Construction. The rules of construction that appear in the last paragraph of Section 1.1 of the Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2
Waiver. Subject to the terms and conditions hereof, including the conditions precedent set forth in Section 5 below, Agent and the Lenders hereby waive the requirement for Borrower to comply with the Specified Covenants, and no Default or Event of Default shall be deemed to have arisen or to exist solely as a result of Borrower’s failure to comply with the Specified Covenants. The waiver set forth in this Section 2 is a one-time waiver limited to the Specified Covenants, shall not constitute a waiver of any other covenant or of any other Default or Event of Default, whether now existing or hereafter arising and whether or not arising from the same or similar facts or circumstances, and shall not be deemed to be a continuing waiver or a waiver of any failure to comply with Section 7.21 of the Agreement with respect to any other test date. The waiver set forth in this Section 2 does not constitute, and shall not be construed as, an amendment, modification, suspension or novation of Section 7.21 or any other provision of the Agreement, each of which remains in full force and effect in accordance with its terms.
SECTION 3
Consent. Subject to the terms and conditions hereof, including the conditions precedent set forth in Section 5 below and the post-closing requirements set forth in Section 8 below, Agent and the Lenders hereby consent to Borrower’s execution, delivery and performance of the [***] Agreement and to the transactions contemplated thereby, notwithstanding Section 7.6 of the Agreement and the definitions of “Permitted Investment” and “Permitted Acquisitions”, and agree that the acquisition of the [***] pursuant to the [***] Agreement shall constitute a Permitted Acquisition and a Permitted Investment for all purposes of the Agreement. The consent set forth in this Section 3 (a) shall not become effective unless and until Agent has delivered to Borrower its written approval of the final definitive [***] Agreement and the other deliverables required by Section 8(b), which approval Agent and the Required Lenders may grant or withhold in their sole discretion, (b) is limited to the specific transaction described herein and shall not be deemed to be a consent to any other Acquisition, Investment, Transfer or license and (c) shall not be deemed to be a consent to any amendment, restatement, supplement or other modification of the [***] Agreement.
SECTION 4
Amendments to the Agreement.
(a)
Upon satisfaction of the conditions set forth in Section 5 hereof, the Existing Agreement will be amended as follows:
(i)
Exhibit A attached hereto sets forth a clean copy of the Agreement as amended hereby;
(ii)
In Exhibit B hereto, deletions of the text in the Existing Agreement (including, to the extent included in such Exhibit B, each Schedule or Exhibit to the Existing Agreement) are indicated by ~~struck-through text~~, and insertions of text are indicated by bold, double-underlined text.
(b)
References Within Existing Agreement. Each reference in the Existing Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment shall be a Loan Document.
SECTION 5
Conditions of Effectiveness. The effectiveness of Sections 2, 3 and 4 of this Amendment (the date on which such conditions are satisfied, the “Fourth Amendment Effective Date”) shall be subject to the satisfaction of each of the following conditions precedent:
(a)
Agent’s receipt of:
(i)
this Amendment, executed by Agent, Lenders and Borrower;
(ii)
certified copy of resolutions of Borrower’s board of directors or managers, as applicable evidencing approval of this Amendment and other transactions evidenced hereby;
(iii)
a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect;
(iv)
evidence satisfactory to Agent that Borrower has enrolled in Plaid automatic bank connection via Lumonic with respect to each of its Deposit Accounts and accounts holding Investment Property or, to the extent Borrower is unable to so enroll any such account, that Agent has been granted view-only access to each such account;
(b)
Borrower shall have paid (i) all invoiced reasonable out-of-pocket costs and expenses then due in accordance with Section 7(e), and (ii) all other invoiced reasonable out-of-pocket fees, costs and expenses, if any, due and payable as of the Fourth Amendment Effective Date under the Agreement;
(c)
Borrower shall have paid the Fourth Amendment Voluntary Paydown in accordance with Section 2.5(f) of the Agreement; and

(d)
On the Fourth Amendment Effective Date, after giving effect to the waiver, consent and amendment of the Existing Agreement contemplated hereby:
(i)
The representations and warranties contained in Section 6 shall be true and correct on and as of the Fourth Amendment Effective Date as though made on and as of such date; and
(ii)
After giving effect to the waiver of compliance with the Specified Covenants, there exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 6
Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date, and that, after giving effect to the waiver of compliance with the Specified Covenants, no Event of Default has occurred and is continuing; (b) that there does not exist a Material Adverse Effect; (c) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral pursuant to the Loan Documents; (d) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; (e) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues; and (f) the [***] Agreement delivered to Agent pursuant to Section 5 is a true, correct and complete copy thereof, and the aggregate consideration payable by Borrower thereunder does not exceed the amounts set forth in the definition of “[***] Agreement”. For the purposes of this Section 6, each reference in Section 5 of the Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Agreement as amended by this Amendment.
SECTION 7
Miscellaneous.
(a)
Loan Documents Otherwise Not Affected; Reaffirmation; Grant of Security Interest; No Novation.
(i)
Except as expressly amended pursuant hereto or referenced herein, the Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. The Lenders’ and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)
Borrower hereby expressly (1) reaffirms, ratifies and confirms its Secured Obligations under the Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Agreement, Section 2 of the Pledge Agreement and Section 1 of the Intellectual Property Security Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Agreement, including without limitation any Term Loans funded on or after the Fourth Amendment Execution Date and the Fourth Amendment Effective Date, as of the date hereof, and with effect from (and including) the Fourth Amendment Execution Date and the Fourth Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Agreement and (5) agrees that the Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)
As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of such Borrower’s right, title, and interest in, to and under all Collateral, whether now owned or hereafter acquired.

(iv)
This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Obligations.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Fourth Amendment Effective Date specifying its objection thereto.
(c)
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(d)
No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)
Costs and Expenses. Borrower agrees to pay to Agent within ten (10) days of its receipt of an invoice (or on the Fourth Amendment Effective Date to the extent invoiced on or prior to the Fourth Amendment Effective Date), the reasonable out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable fees and disbursements of counsel to Agent and Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof, the Fourth Amendment Effective Date or after such date.
(f)
Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)
Governing Law. This Amendment and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of California, and shall have been accepted by Agent and Lenders in the State of California. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of California. This Amendment and the other Loan Documents (other than the Warrant) shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(h)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)
Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)
Loan Documents. This Amendment and the documents related thereto shall constitute Loan Documents.
(l)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(m)
Fourth Amendment Voluntary Paydown. The parties agree that the Fourth Amendment Voluntary Paydown is made solely in consideration of the consents set forth in Section 3 of this Amendment and is not a result of any default or Event of Default.
SECTION 8
Post-Closing Obligations.
(a)
Within three (3) Business Days of the Fourth Amendment Effective Date (or such later date as may be agreed by the Agent in its sole discretion), Borrower shall deliver to Agent a duly executed updated Perfection Certificate and each exhibit and addendum thereto.
(b)
Within [***] days of the Fourth Amendment Effective Date (or such later date as may be agreed by the Agent in its sole discretion), Borrower shall deliver to Agent (i) a final definitive copy of the [***] Agreement, together with all material agreements entered into in connection therewith, and (ii) written confirmation, in form and substance satisfactory to Agent, that the [***]Agreement does not constitute a [***] and does not prohibit or otherwise restrict (A) the grant by Borrower of a security interest in, or the collateral assignment of, Borrower’s rights and interests under the [***]Agreement (including the [***]) or (B) the exercise by Agent or the Lenders of any of their rights or remedies in respect thereof, including any sale, assignment, transfer or [***] of the [***]. Notwithstanding anything to the contrary herein, the consent set forth in Section 3 shall not become effective unless and until Agent has delivered to Borrower its written approval of the deliverables described in this Section 8(b), and if Borrower fails to deliver such items within the period required above, or if

Agent does not deliver such written approval, the consent set forth in Section 3 shall not become effective and shall be of no further force or effect.
(c)
Within thirty (30) days of the Fourth Amendment Effective Date (or such later date as may be agreed by the Agent in its sole discretion), Borrower shall deliver to Agent a supplement to the Intellectual Property Security Agreement, in form and substance satisfactory to Agent, duly executed by Borrower.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

HERON THERAPEUTICS, INC. Signature: /s/ Ira Duarte_________ Print Name: Ira Duarte Title: Executive Vice President, Chief Financial Officer

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to Waiver, Consent and Fourth Amendment to Working Capital Facility Agreement]

AGENT:

HERCULES CAPITAL, INC.

By: _/s/ Seth Myers__________________

Name: Seth Meyer

Title: President

LENDERS:

HERCULES CAPITAL, INC.

Signature: _/s/ Seth Myers_______

Name: Seth Meyer

Title: President

HERCULES CAPITAL IV, L.P.,

By: Hercules Technology SBIC

Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature: _/s/ Seth Myers______

Name: Seth Meyer

Title: President

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Private Global Venture Growth Fund GP I LLC, its General Partner

Signature:_/s/ Seth Myers_______

Name: Seth Meyer

Title: Authorized Signatory

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.

By Hercules Private Global Venture Growth Fund GP I LLC, its General Partner

Signature:_/s/ Seth Myers_____

Name: Seth Meyer

Title: Authorized Signatory

[Signature Page to Waiver, Consent and Fourth Amendment to Working Capital Facility Agreement]

HERCULES GROWTH LENDING FUND IV LP

By: Hercules Growth Lending Fund GP LLC, its General Partner

Signature:_/s/ Seth Myers______

Name: Seth Meyer

Title: Authorized Signatory

[Signature Page to Waiver, Consent and Fourth Amendment to Working Capital Facility Agreement]

EXHIBIT A

(See Attached)

Execution Version

Conformed through the Fourth Amendment to

Working Capital Facility Agreement

WORKING CAPITAL FACILITY AGREEMENT

THIS WORKING CAPITAL FACILITY AGREEMENT is made and dated as of August 9, 2023 and is entered into by and among HERON THERAPEUTICS, INC., a Delaware corporation (“Company”), and each of its Qualified Subsidiaries from time to time party hereto (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time party hereto (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, including any successors or assigns, “Agent”).

RECITALS

A. Borrower has requested Lenders make available to Borrower up to three (3) tranches of term loans in an aggregate principal amount of up to One Hundred Fifty Million Dollars ($150,000,000) plus the Second Amendment Capitalized PIK Interest Amount (collectively, the “Term Loans”); and

B. Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

SECTION 1.
DEFINITIONS AND RULES OF CONSTRUCTION
1.1
Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third-party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing (other than “off-the-shelf” licenses)), any product, product line or intellectual property of or from any other Person.

“Adjusted EBITDA” means for any period of determination for Borrower and its Subsidiaries and determined on an consolidated basis and in accordance with GAAP, an amount equal to net income for such period plus (a) the following to the extent deducted in calculating net income: (i) interest expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) all non-cash expenses, losses or charges for such period (including any non-cash expense related to stock-based compensation deducted to arrive at net income); (v) fees, costs and expenses incurred in such period in connection with the transactions permitted under the Loan Documents or any Permitted Acquisitions; (vi) fees, costs and expenses incurred in such period in connection with the negotiation, execution and delivery of any amendments or modifications to the Loan Documents and (vii) any non-recurring expenses, losses or charges for such period; provided, that, the aggregate amount of all such expenses, losses and charges that may be added back pursuant to this clause (a)(vii) for any period plus, without duplication, any other inventory write downs, asset impairments or severance included in Adjusted EBITDA for such period shall not exceed $[***]; minus (b) the following to the extent included in calculating such net income: (i) interest income, (ii) extraordinary or non-recurring non-cash income or gains, (iii) federal, state, local and foreign income tax credits of Borrower and its Subsidiaries for such period, and (iv) all non-cash items increasing net income for such period, minus (c) capitalized expenses in such period.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote twenty percent (20%) or more of the outstanding voting securities of another Person, or (c) any Person twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Working Capital Facility Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti‑Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

[***].

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of,

Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Borrower Products” means all products, software, service offerings, technical data or technology that are currently being designed, developed, tested, manufactured, marketed, advertised, licensed, distributed, promoted or sold by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries intends to designed, develop, test, manufacture, market, advertise, promote, sell, license, or distribute in the future.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Capitalized PIK Interest” means, with respect to any Term Loan Advance, paid-in-kind interest thereon that has been capitalized and added to the principal of such Term Loan Advance pursuant to Section 2.2(d)(ii).

“Cash” means all cash, cash equivalents and liquid funds, in each case, excluding any Digital Assets.

“CFC” means a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of more than thirty-five percent (35.0%) of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); (b) at any time, Company shall cease to own and control, of record and beneficially, directly or indirectly, free and clear of all Liens (other than Permitted Liens), one hundred percent (100.0%) of the Equity Interests of each Subsidiary of Company (other than as a result of a Permitted Transfer or a transaction permitted under Section 7.9); or (c) the occurrence of a “change of control”, “fundamental change”, “make-whole fundamental change” or any comparable term under and as defined in any Permitted Convertible Debt Document.

“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.

[***].

“Closing Date” means the date of this Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Common Stock” means the Common Stock, $0.01 par value per share, of Company.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. Notwithstanding the foregoing, no obligation in respect of a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall be deemed to be a Contingent Obligation.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.

“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Digital Assets” means all cryptocurrencies, virtual currencies, coins, tokens and other digital assets.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations), (b) are redeemable at the option (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations) of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for scheduled payments of dividends in Cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Due Diligence Fee” means a fee in an amount equal to [***] Dollars ($[***]), which fee has been paid to Agent and received by Agent prior to the Closing Date and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against Borrower also is an Enforcement Action.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (i) Deposit Accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of employees of Borrower or any Subsidiary holding an aggregate amount across all such accounts of not more than amounts needed for the then-next two (2)

payroll cycles, (b) any Deposit Account which is a zero-balance disbursement account so long as the proceeds therein are swept on a daily basis into one or more accounts that are not Excluded Accounts, (c) any Deposit Account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, (d) any Deposit Account which is solely used as a trust account, escrow account, or other fiduciary account (including those accounts holding funds representing deferred compensation for directors and employees of Borrower or its Subsidiaries) or (e) any Deposit Account with a balance less than $[***]; provided that the aggregate balance of all such Deposit Accounts excluded pursuant to this clause (e) shall at no time exceed $[***].
“Facility Charge” means, with respect to any Advance, a fee in an amount equal to [***]% of the aggregate principal amount of such Advance, which Facility Charge is payable to Lenders pursuant to Section 4.1(i) or 4.2(f), as the case may be.
“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.

“Fourth Amendment” means that certain Waiver, Consent, and Fourth Amendment to Working Capital Facility Agreement, dated as of the Fourth Amendment Effective Date, by and among Borrower, Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means August 7, 2026.

“Fourth Amendment Voluntary Paydown” has the meaning set forth in Section 2.5(f).

“FSHCO” shall mean any Subsidiary substantially all of the assets of which (directly or through one or more disregarded entities for U.S. federal income tax purposes) consist of Indebtedness and/or Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Guarantor” means any Subsidiary of Borrower that enters into a Guaranty.

“Guaranty” means a guaranty with respect to the Secured Obligations, in form and substance reasonably satisfactory to Agent that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all health care laws applicable to Borrower or any Subsidiary and to the ownership, testing, development, sale, marketing, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of Borrower’s or any Subsidiary’s products or product candidates, including but not limited to, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1035, 1347, 1349 and the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), HIPAA and similar state and foreign privacy and data security laws such as the European Union General Data Protection Regulation, Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any other health care law governing or pertaining to a government healthcare program, including the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, and any and all other comparable state, local, federal or foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time.

“HIPAA” means the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.), and all regulations promulgated thereunder.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary if and for so long as such Subsidiary (a) does not have (i) individually, (x) trailing twelve months’ revenue exceeding two and one-half percent (2.5%) of the trailing twelve months’ revenue of Borrower and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP) or (y) total assets exceeding a book value of two and one-half percent (2.5%) of the consolidated total assets of Borrower and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the ordinary course of business) and (ii) together with all other Immaterial Subsidiaries in the aggregate, (x) trailing twelve months’ revenue exceeding five percent (5%) of the trailing twelve months’ revenue of the Borrower and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP, excluding any intercompany items in the ordinary course of business) or (y) total assets exceeding a book value of five percent (5%) of the consolidated total assets of the Borrower and its Subsidiaries (determined on a consolidated basis and in accordance with GAAP) and (b) does not own any Intellectual Property material to the business of Borrower and its Subsidiaries; provided, that any Subsidiary would be a Material Subsidiary to the extent the above required terms are not satisfied; provided, further, that the Borrower may designate any Immaterial Subsidiary as a Material Subsidiary in order to cause the above required terms to be satisfied.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business and not past ninety (90) days due), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations. Notwithstanding the foregoing, no obligation in respect of a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall be deemed to be Indebtedness.

“Initial Facility Charge” means the Facility Charge on the Closing Date, which, for the avoidance of doubt, was in an amount equal to [***] Dollars ($[***]) and payable to Lenders pursuant to Section 4.1(i).

“Initial Product” means the product designated as the “Initial Product” under, and [***] to Borrower pursuant to, the [***] Agreement.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Investment” means (a) any beneficial ownership (including stock, partnership interests, limited liability company interests, or other equity securities or ownership interests) of or in any Person, (b) any loan, advance or capital contribution to any Person, (c) any Acquisition, or (d) other transfers on behalf of or in connection with any equity ownership or similar transfers.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary required to join as a Borrower or as a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC Financing Statements, any Guaranty, any Warrant, the Pledge Agreement, the Intellectual Property Security Agreement and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means Borrower or any Guarantor.

“[***]” means [***].

“[***] Agreement” means [***].

“Market Capitalization” means, for any given date of determination with respect to Company, an amount equal to (a) the average of the daily volume weighted average price of Company’s Common Stock as reported for each of the five (5) Trading Days preceding such date of determination multiplied by (b) the total number of issued and outstanding shares of Company’s Common Stock that are issued and outstanding on the date of the determination and listed on the Principal Stock Exchange, subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in shares of Company’s Common Stock during any period or periods aggregating one hour or longer and whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise relating to Company’s Common Stock; or (b) the failure to open of the exchange or quotation system on which Company’s Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours).

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Agreement” means (i) any license, agreement or other contractual arrangement involving the receipt or payment of amounts in the aggregate exceeding [***] Dollars ($[***]) per fiscal year, (ii) any Permitted Convertible Debt Document, (iii) any “material agreement”, “material contract” or any comparable term under and as defined in any Permitted Convertible Debt Document and (iv) the [***] Agreement.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maximum Term Loan Amount” means One Hundred Ten Million Dollars ($110,000,000) plus the Second Amendment Capitalized PIK Interest Amount.

“Net Product Revenue” means, as of a period of determination, product revenue (determined in accordance with GAAP) with respect to sale of ZYNRELEF, APONVIE, CINVANTI and SUSTOL, in each case (i) determined in a manner consistent with the financial statements delivered to Agent on or prior to the Effective Date and (ii) excluding any one-time royalty payment or upfront fees, collaboration fees and other similar fees.

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement/Confidentiality Agreement by and between Borrower and Agent dated as of March 31, 2023.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Perfection Certificate” means a completed certificate entitled “Perfection Certificate”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company (as amended pursuant to the terms of this Agreement).

“Permits” means all certifications, registrations, licenses, permits, franchises, approvals, orders, clearances, exemptions, authorizations or consents of any Governmental Entity, necessary for or used in the conduct or operation Borrower’s or any Subsidiary’s business.

“Permitted Acquisitions” means any Acquisition of a business or Person or product engaged in a line of business similar, related or complementary to that of the Borrower and its Subsidiaries, which Acquisition shall be subject to the consent of, and on terms reasonably acceptable to, Agent.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the common stock (or other securities or property following a merger event or other change of the common stock) purchased by Company in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that (x) the net purchase price of any such call option transaction less the amount received by Company in respect of any Permitted Warrant Transaction in connection with such issuance of Permitted Convertible Debt shall not exceed 20 % of the gross proceeds to Company from such issuance of Permitted Convertible Debt and (y) the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Company’s Board of Directors.

“Permitted Convertible Debt” means (x) prior to the Second Amendment Closing Date, Indebtedness of Company in respect of the Senior Unsecured Convertible Notes and (y) any other Indebtedness of Company that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of Common Stock (or other securities or property following a merger event or other change of the Common Stock), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Stock or such other securities); provided, that, with respect to any Indebtedness described in the foregoing clause (y), (i) such Indebtedness shall (a) have no scheduled amortization or principal payments, mandatory redemptions or other required payments of principal prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date, other than customary payments upon a “change of control”, “fundamental change” or any comparable term under and as defined in the Permitted Convertible Debt Document applicable thereto (it being understood that a holder’s option to convert any such Indebtedness into Common Stock (and Cash in lieu of fractional shares) shall not be considered a required mandatory redemption or payment of principal), (b) be unsecured and/or subordinated to the Secured Obligations, (c) not be guaranteed by any Subsidiary of Company that is not a Borrower or a Guarantor, (d) shall not contain any terms that are unusual or not customary for underwritten offerings of senior convertible notes as determined in good faith by the Company’s Board of Directors and (e) be Indebtedness of Company and not of any Subsidiary thereof, (ii) the incurrence of such Indebtedness shall be subject to the absence of any Default or Event of Default immediately before and immediately after giving effect thereto and (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of a Loan Party (any such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Convertible Debt Documents” means, (x) with respect to the Senior Unsecured Convertible Notes, the Senior Unsecured Convertible Notes Purchase Agreement and (y) with respect to any other Permitted Convertible Debt, the indenture or other definitive document(s) governing such Permitted Convertible Debt, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Permitted Indebtedness” means:

(i)
Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;
(ii)
Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(iii)
Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets of Borrower; provided that the aggregate outstanding principal amount of all other such Indebtedness does not exceed [***] Dollars ($[***]) at any time; provided, further that no Default or Event of Default exists and is continuing at the time any such Indebtedness is incurred;
(iv)
unsecured Indebtedness to trade creditors incurred in the ordinary course of business (due within one hundred twenty (120) days);
(v)
Indebtedness in connection with security deposits or letters of credit relating to real property leases incurred in the ordinary course of business; provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed [***] Dollars ($[***]) at any time;
(vi)
intercompany Indebtedness to the extent permitted pursuant to clause (ix) of the definition of Permitted Investment;
(vii)
Indebtedness incurred in the ordinary course of business owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;
(viii)
Permitted Convertible Debt not to exceed [***] Dollars ($[***]) in aggregate principal amount at any time outstanding;
(ix)
advances or deposits received in the ordinary course of business from customers or vendors;

(x)
Indebtedness with respect to performance bonds, appeal bonds, surety bonds and other similar obligations in the ordinary course of business;
(xi)
Subordinated Indebtedness; and
(xii)
extensions, refinancings and renewals of any of the foregoing items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness and solely in the case of a refinancing of (a) any Permitted Convertible Debt, subject to the terms and conditions set forth in clause (y) of the definition thereof or (b) any Subordinated Indebtedness, subject to the terms and conditions set forth in the definition thereof.

“Permitted Investment” means:

(i)
Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)
(x) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least [***] Dollars ($[***]) maturing no more than one year from the date of investment therein, and (d) money market accounts and (y) in the case of such Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, (a) investments of the type and maturity described in clause (ii)(x) above of foreign obligors, which investments or obligors (or the parents or such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous, and of comparable quality, to the types of investments described in the foregoing clause (ii)(x) and clause (ii)(y)(a);
(iii)
repurchases of stock of Borrower from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed [***] Dollars ($[***]) in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;
(iv)
Investments accepted in connection with Permitted Transfers;
(v)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(vi)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subsection (vi) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;
(vii)
Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Company pursuant to employee stock purchase plans or other similar agreements approved by Company’s Board of Directors;
(viii)
Investments consisting of (A) travel advances and employee relocation loans in the ordinary course of business, and (B) loans to employees, officers, managers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors or similar governing body, not to exceed [***] Dollars ($[***]) in the aggregate for (A) and (B), collectively, during the term of this Agreement;
(ix)
Investments (A) among the Loan Parties, (B) by a Loan Party in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $[***] or as otherwise approved in advance in writing by Agent and (C) Investments among Subsidiaries that are not Loan Parties;
(x)
joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by a Loan Party do not exceed [***] Dollars ($[***]) in the aggregate in any fiscal year;
(xi)
additional Investments that do not exceed [***] Dollars ($[***]) in the aggregate;
(xii)
Permitted Acquisitions; and
(xiii)
Investments in connection with, and performance of obligations under (including, for the avoidance of doubt, the entry into, payment of any premium with respect to, and the settlement of), any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions, in each case in accordance with its terms.

“Permitted Liens” means:

(i)
Liens in favor of Agent or Lenders;
(ii)
Liens existing on the Closing Date which are disclosed in Schedule 1C;
(iii)
Liens for taxes, fees, assessments or other governmental charges or levies that are not delinquent;
(iv)
bankers Liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;
(v)
the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business;
(vi)
deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts, statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(vii)
Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder, or securing appeal or other surety bonds relating to such judgments;

(viii)
any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any non-exclusive license or lease agreement entered into in the ordinary course of business which do not secure any Indebtedness;
(ix)
Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by Borrower or any of its Subsidiaries so long as such Liens encumber only those assets subject to such operating leases;
(x)
easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not materially interfere with the ordinary conduct of the business of the applicable Borrower or any of its Subsidiaries;
(xi)
Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(xii)
Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums permitted under clause (vii) of the definition of Permitted Indebtedness;
(xiii)
Liens consisting of Cash collateral securing, and not to exceed the aggregate principal amount of, Indebtedness permitted under clause (v) of the definition of Permitted Indebtedness;
(xiv)
Liens securing Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness; provided that (a) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (such Indebtedness, “Primary Indebtedness”) or other property financed by such other Indebtedness permitted under clause (iii) of the definition of Permitted Indebtedness (such other Indebtedness, “Cross-Collateralized Indebtedness”) to the extent that the lender in respect of such Primary Indebtedness and Cross-Collateralized Indebtedness is the same Person and (b) the Indebtedness secured thereby does not exceed, at the time of incurrence thereof, the lesser of the cost or fair market value of the property secured by such Lien;
(xv)
Licenses that qualify as Permitted Transfers;
(xvi)
statutory Liens of landlords; and
(xvii)
Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means:

(i)
sales of Inventory in the ordinary course of business;
(ii)
licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business on an arms’ length basis, including in connection with business development transactions, co-development or co-promotion transactions, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that are not exclusive or could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business;
(iii)
transfers by and among the Loan Parties;
(iv)
transfers constituting the making of Permitted Investments, the granting of Permitted Liens or as permitted under Section 7.7;
(v)
dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;
(vi)
the use of Cash subject to the restrictions and limitations set forth in the Loan Documents;
(vii)
retirement of abandoned or expired Intellectual Property not material to Borrower’s business (as determined by Borrower in its reasonable business judgment);
(viii)
dispositions of non-core assets acquired in connection with any Acquisition constituting a Permitted Investment; and
(ix)
Transfers of assets having a fair market value of not more than [***] Dollars ($[***]) in the aggregate in any fiscal year.

“Permitted Warrant Transactions” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to common stock (or other securities or property following a merger event or other change of the common stock) and/or cash (in an amount determined by reference to the price of such common stock) sold by Company substantially concurrently with any purchase by Company of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Borrower’s Board of Directors.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between Borrower and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Principal Stock Exchange” means the NASDAQ or, if Company’s Common Stock are not listed on the NASDAQ, the principal national securities exchange or public quotation system on which Company’s Common Stock are then listed for trading or quoted.

“Prior Term Loan” means the Twenty-Five Million Dollars ($25,000,000) in original principal (excluding any Capitalized PIK Interest Amount) term loans advanced to Borrower on or after the Closing Date and prior to the Second Amendment Closing Date.

“Qualified Cash” means an amount equal to (a) the amount of Borrower’s Cash held in accounts subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash A/P Amount.

“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice for such account payable.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Subsidiary” means any Material Subsidiary.

“Qualifying Sale Agreement” means a definitive asset purchase agreement or stock purchase agreement providing for a Sale Transaction, in form and substance acceptable to Agent, duly executed by the parties thereto and in full force and effect.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Redemption Conditions” means, with respect to any redemption or other cash principal payment by Borrower of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than 150% of the Secured Obligations.

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Restricted License” means any material License or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral.

“[***]” means [***].

“Sale Transaction” means (a) a sale of all of the Equity Interests of Company, (b) a merger or consolidation of Company with or into another Person or (c) a sale, transfer or other disposition of all or any combination of the assets of Borrower and its Subsidiaries, in each case pursuant to which the proceeds thereof are sufficient to, and are applied to, repay in full all of the Secured Obligations (including all outstanding principal, all accrued and unpaid interest, all applicable Prepayment Charges and all applicable End of Term Charges) upon the closing of such transaction, or on such other terms as are acceptable to Agent.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loans.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Amendment Closing Date” means the “Second Amendment Effective Date” as defined in that certain Second Amendment to Working Capital Facility Agreement dated as of August 8, 2025, among the Borrower, Agent and the Lenders.

“Second Paydown” has the meaning set forth in Section 2.5(g).

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (other than the Warrant), including any obligation to pay any amount now owing or later arising.

“Senior Unsecured Convertible Notes” means the 1.5% Convertible Senior Notes due May 24, 2026 issued by Borrower under the Senior Unsecured Convertible Note Purchase Agreement.

“Senior Unsecured Convertible Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of May 24, 2021, by and among Company, the purchasers from time to time party thereto and [***], as agent for the purchasers, as amended, restated, supplemented or otherwise modified and in effect on the Closing Date and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsequent Financing” means the next consummation of the issuance and sale, after the Second Amendment Closing Date, of any equity securities (including any securities convertible into equity securities) of Borrower in an equity offering broadly marketed to multiple investors.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Company owns or controls, either directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, including each entity listed on Schedule 1.

“T3M Adjusted EBITDA” means, as of a date of determination, Adjusted EBITDA for the immediately preceding three calendar month period.

“T3M Net Product Revenue” means, as of a date of determination, Net Product Revenue for the immediately preceding three calendar month period.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan” means any Term Loan Advance made under this Agreement.

“Term Loan Advance” means the Prior Term Loan, the Tranche 1 Advance and any other funds advanced under Section 2.2(a).

“Term Loan Cash Interest Rate” means, for any day, a floating per annum rate of interest equal to the greater of (a) [***]% and (b) the sum of (i) [***]% plus (ii) the prime rate as reported in The Wall Street Journal.

“Term Loan Maturity Date” means the earlier of (x) September 1, 2030 and (y) the date that is one hundred eighty (180) days prior to the maturity date of any convertible Indebtedness; provided, that, in each case of the foregoing clauses (x) and (y), if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Term Loan PIK Interest Rate” means per annum rate of interest equal to [***]%.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (a) there is no Market Disruption Event and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Tranche” means the Tranche 1 Advance.

“Tranche 1 Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1 Commitment opposite such Lender’s name on Schedule 1.1. The aggregate amount of the Lenders’ Tranche 1 Commitments as of the Second Amendment Closing Date is One Hundred Ten Million Dollars ($110,000,000) plus the Second Amendment Capitalized PIK Interest Amount.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“[***]” means [***].

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

1.2
The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section

1940 Act	5.6(b)
Affected Lender	Addendum 3
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.11(a)
Collateral	3.1
Company	Preamble
Confidential Information	11.13
End of Term Charge	2.6(b)
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Participant Register	11.8
Payment Date	2.2(e)
Prepayment Charge	2.5
Publicity Materials	11.19
Register	11.7
SBA	7.16
SBIC	7.16
SBIC Act	7.16
Second Amendment Capitalized PIK Interest Amount	2.2(a)(i)
Original End of Term Charge	2.6(a)
Rights to Payment	3.1
Second Amendment End of Term Charge	2.6(b)
Tranche 1 Advance	2.2(a)(ii)
Transfer	7.8

1.3
Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the date hereof, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the date hereof, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. Permitted Convertible Debt shall at all times be valued at the outstanding principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.
1.4
If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change.
1.5
Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 2.
THE LOAN
2.1
[Reserved]
2.2
Term Loan Advances.
(a)
Advances.
(i)
Agent, Lender and Borrower acknowledge that prior to the Second Amendment Closing Date, Borrower has drawn the Prior Term Loan and that as of the Second Amendment Effective Date, the Capitalized PIK Interest equals an amount as determined by Agent in good faith (the “Second Amendment Capitalized PIK Interest Amount”).
(ii)
Subject to the terms and conditions of this Agreement, on the Second Amendment Closing Date, Lender will severally (and not jointly) make in an amount not to exceed its respective Tranche 1 Commitment, and Borrower agrees to draw, such Term Loan Advance in an aggregate principal amount equal to One Hundred Ten Million Dollars ($110,000,000) plus the Second Amendment Capitalized PIK Interest Amount (such Term Loan Advance, the “Tranche 1 Advance”), which amount shall be applied to (A) refinance in full the Prior Term Loan, (B) pay a portion of the obligations under the Senior Unsecured Convertible Notes and (C) pay in full the Second Amendment Capitalized PIK Interest Amount, with the remaining amount applied in accordance with Section 7.17. Lender agrees that any Prepayment Charge otherwise due in connection with the repayment of the Prior Term Loan or the Second Amendment Capitalized PIK Interest Amount shall be waived.
(iii)
[Reserved].
(iv)
[Reserved].
(b)
Maximum Term Loan Amount; Reborrowings.

(i)
The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, the aggregate amount of Capitalized PIK Interest with respect thereto. Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment plus, for the avoidance of doubt, the aggregate amount of Capitalized PIK Interest with respect thereto.
(ii)
After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed. For avoidance of doubt, (x) no Lender shall be obligated to make any such reborrowings of a Term Loan Advance without its consent and (y) no such reborrowings may be made. For the avoidance of doubt, from and after the Fourth Amendment Effective Date no Lender shall have any obligation to make any further Term Loan Advance.
(c)
Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into an account that is subject to an Account Control Agreement.
(d)
Interest.
(i)
Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any Capitalized PIK Interest thereon) of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Cash Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time
(ii)
Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, the principal balance (including, for the avoidance of doubt, any Capitalized PIK Interest thereon) of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan PIK Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed, which amount shall be added to the outstanding principal balance so as to increase the outstanding principal balance of such Term Loan Advance on each Payment Date for such Advance, which principal amount shall accrue interest payable as provided in Section 2.2(d)(i) and this Section 2.2(d)(ii), and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(e).
(e)
Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Agent or Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12; provided that, with respect to clause (i) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Lenders or Agent informs Borrower that Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Lenders such amount in full in immediately available funds within three (3) Business Days.
2.3
Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.4
Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to [***] percent ([***]%) of such past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus [***] ([***]%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or 2.4, as applicable.
2.5
Prepayment.
(a)
Voluntary Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof) of all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses due hereunder accrued to the date of the repayment, together with the applicable Prepayment Charge and End of Term Charge.
(b)
[Reserved].
(c)
Prepayment Charge. In the event all or any portion of any Advance (including, for the avoidance of doubt, any Capitalized PIK Interest) is repaid, prepaid (including any voluntary prepayment under Section 2.5(a), or accelerated for any reason, including as a result of any Event of Default, the commencement of any proceeding against Borrower under the U.S. Bankruptcy Code or any other debtor relief law, the foreclosure and sale of, or collection of, the Collateral, or the restructuring, reorganization or compromise of the Advances and other Secured Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure or arrangement (it being understood and agreed that the prepayment charge set forth in this Section 2.5(c) (I) will be due and payable as though such Advances were voluntarily prepaid as of the date of acceleration and (II) shall constitute part of the Secured Obligations), such repayment, prepayment, or acceleration will be subject to a prepayment premium equal to (i) [***]% of the principal amount so repaid, prepaid or accelerated if such repayment, prepayment or acceleration occurs at any time on or prior to the first anniversary of the Second Amendment Closing Date, (ii) [***]% of the principal amount so repaid, prepaid or accelerated if such repayment, prepayment or acceleration occurs after the first anniversary of the Second Amendment Closing Date, but on or prior to the second anniversary of the Second Amendment Closing Date and (iii) [***]% of the principal amount so repaid, prepaid or accelerated if such repayment, prepayment or acceleration occurs at any time thereafter (the “Prepayment Charge”), which Prepayment Charge shall be due and payable on such date of repayment, prepayment or acceleration and shall be in addition to the principal balance of such Advance (or portion thereof) and any accrued and unpaid interests and any other amounts then due and payable hereunder.
(d)
Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Term Loan Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree to waive (i) 50% of the then-applicable Prepayment Charge if the Secured Obligations are paid in full pursuant to Section 2.5(c) in connection with a Change of Control resulting from the acquisition of 100% of the Equity Interests of Borrower by a non-Affiliated third party in a single transaction and no Event of Default has occurred and is continuing at the time of such prepayment and (ii) 100% of the Prepayment Charge if Agent and Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date.
(e)
Any amounts paid under this Section 2.5 shall be applied by Agent to the then unpaid amount of any outstanding Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion.
(f)
Fourth Amendment Voluntary Paydown. Notwithstanding Sections 2.5(a) and 2.5(c), on the Fourth Amendment Effective Date Borrower shall prepay a portion of the Term Loan Advances, payable to each Lender in a pro rata amount according to the Tranche 1 Commitments of the relevant Lender, in an amount (such amount, the “Fourth Amendment Voluntary Paydown”) equal to the sum of (1) Thirteen Million Five Hundred Thousand Dollars ($13,500,000) of outstanding principal of such Term Loan Advances (excluding, for the avoidance of doubt, any Capitalized PIK Interest), (2) all accrued and unpaid interest on the principal amount being prepaid through the date of such prepayment, including interest accrued at the Term Loan PIK Interest Rate and not yet capitalized as of such date, and (3) Six Hundred Sixty-One Thousand Five Hundred Dollars ($661,500), being [***]% of the principal amount being prepaid, in respect of the applicable portion of the Second Amendment End of Term Charge due in connection with the Term Loan Advances being prepaid. Agent and the Lenders hereby waive the Prepayment Charge that would otherwise be due under Section 2.5(c) solely in connection with the Fourth Amendment Voluntary Paydown. For the avoidance of doubt, (x) no portion of the Original End of Term Charge shall be deemed satisfied by, or become due and payable as a result of, the Fourth Amendment Voluntary Paydown and (y) all other accrued and unpaid interest, Capitalized PIK Interest, End of Term Charges, amendment fees and any other fees payable under the Loan Documents shall remain due and payable in accordance with the terms of the Loan Documents.
(g)
Second Paydown. Notwithstanding Sections 2.5(a) and 2.5(c), on or before September 15, 2026, Borrower shall prepay a portion of the Term Loan Advances, payable to each Lender in a pro rata amount according to the Tranche 1 Commitments of the relevant Lender, in an amount (such amount, the “Second Paydown”) equal to the sum of (1) Four Million Dollars ($4,000,000) of outstanding principal of such Term Loan Advances (excluding, for the avoidance of doubt, any Capitalized PIK Interest), (2) all accrued and unpaid interest on the principal amount being prepaid through the date of such prepayment, including interest accrued at the Term Loan PIK Interest Rate and not yet capitalized as of such date, and (3) One Hundred Ninety-Six Thousand Dollars ($196,000), being [***]% of the principal amount being prepaid, in respect of the applicable portion of the Second Amendment End of Term Charge due in connection with the Term Loan Advances being prepaid. Agent and the Lenders hereby waive the Prepayment Charge that would otherwise be due under Section 2.5(c) solely in connection with the Second Paydown. For the avoidance of doubt, (x) no portion of the Original End of Term Charge shall be deemed satisfied by, or become due and payable as a result of, the Second Paydown and (y) all other accrued and unpaid interest, Capitalized PIK Interest, End of Term Charges, amendment fees and any other fees payable under the Loan Documents shall remain due and payable in accordance with the terms of the Loan Documents.
(h)
[***]. [***].
2.6
End of Term Charge.
(a)
Original End of Term Charge. On the earliest to occur of (i) September 1, 2027, (ii) the date that Borrower prepays all or any portion of the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) (including, for the avoidance of doubt, any prepayment required under Section 2.5, but excluding the Fourth Amendment Voluntary Paydown, the Second Paydown and [***]) or (iii) the date that the outstanding Secured Obligations become due and payable, Borrower shall pay Lenders a charge equal to [***] Dollars ($[***]) (the “Original End of Term Charge”).
(b)
Second Amendment End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays all or any portion of the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) (including, for the avoidance of doubt, any prepayment required under Section 2.5) or (iii) the date that the outstanding Secured Obligations become due and payable, Borrower shall pay Lenders a charge equal to (x) [***]% of the principal amount subject to such payment, prepayment or repayment if such repayment, prepayment or acceleration occurs at any time on or prior to the date that is eighteen (18) months following the Second Amendment Closing Date, (y) [***]% of the principal amount subject to such payment, prepayment or repayment if such repayment, prepayment or acceleration occurs after the date that is eighteen (18) months following the Second Amendment Closing Date, but on or prior to the date that is thirty-six (36) months following the Second Amendment Closing Date and (z) [***]% of the principal amount subject to such payment, prepayment or repayment if such repayment, prepayment or acceleration occurs at any time thereafter (the “Second Amendment End of Term Charge” and, collectively with the Original End of Term Charge, the “End of Term Charge”).
(c)
Notwithstanding the required payment date of any such End of Term Charge, the applicable pro rata portion of such End of Term Charge shall be deemed fully earned by Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, no End of Term Charge shall be earned or be payable with respect to any amounts constituting Capitalized PIK Interest.

2.7
Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.
2.8
Taxes; Increased Costs. Borrower, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.9
Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date and the Second Amendment Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and the Second Amendment Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.
SECTION 3.
SECURITY INTEREST
3.1
Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of such Borrower’s right, title, and interest in, to and under all of such Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; (j) Chattel Paper; (k) Documents; (l) Instruments; (m) Letter of Credit Rights; (n) Commercial Tort Claims described on Schedule 5.17 from time to time; (o) Intellectual Property; (p) all other tangible and intangible personal property of such Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of such Borrower’s property in the possession or under the control of Agent; and (q) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.

3.2
Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (b) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC), (c) any Excluded Account, (d) with respect to Equity Interests in Foreign Subsidiaries and FSHCOs held directly by Borrower, in each case, that is an Immaterial Subsidiary, more than 65% of the voting Equity Interests of any such Foreign Subsidiary or FSHCO, (e) any assets owned directly or indirectly by any Foreign Subsidiary that is both a CFC and an Immaterial Subsidiary, and (f) any Equity Interests in any CFC, which CFC is an Immaterial Subsidiary, not held directly by Borrower.
SECTION 4.
CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1
Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)
duly executed copies of the Loan Documents (other than the Warrant, which shall be an original), and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)
subject to Section 7.24 hereof, duly executed Account Control Agreement(s) with respect to each Deposit Account and account holding Investment Property (other than an Excluded Account) maintained by Borrower or any Subsidiary;
(c)
a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;
(d)
copy of resolutions of Borrower’s Board of Directors, certified by an officer of Borrower, (i) evidencing approval of the Loan and other transactions evidenced by the Loan Documents (including the Warrant), (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit;
(e)
certified copies of the Charter of Borrower, certified by the Secretary of State of its jurisdiction of organization and the other Organizational Documents of Borrower, each as amended through the Closing Date;
(f)
a certificate of good standing for Borrower from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(g)
certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;
(h)
[reserved];
(i)
payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(j)
a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;
(k)
all certificates of insurance and copies of each insurance policy and, subject to Section 7.24 hereof, endorsements required hereunder;
(l)
subject to Section 7.24 hereof, duly executed landlord consents for its (i) chief executive office or its principal place of business and (ii) offices or business locations, including warehouses, containing in excess of [***] Dollars ($[***]) of Borrower’s assets or property;
(m)
subject to Section 7.24 hereof, duly executed bailee agreements for any bailee location holding a portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of [***] Dollars ($[***]);
(n)
(i) the certificates representing the Equity Interests required to be pledged pursuant to the Pledge Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each material debt instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof required to be pledged to Agent under the Pledge Agreement; and
(o)
all reports, declarations and forms required by the SBA, including but not limited to SBA 652, SBA 1031 and SBA 480.
4.2
All Advances. On each Advance Date:
(a)
Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(c), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer and (ii) any other documents Agent may reasonably request;
(b)
The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects;
(c)
Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed;
(d)
[Reserved]; and

(e)
Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in Section 4.2(b), 4.2(c), 4.2(d) and Section 4.4 and as to the other matters set forth in the Advance Request.
(f)
For any Advance made after the Closing Date, Borrower shall have paid the Facility Charge with respect thereto, the amount of which Facility Charge may be deducted from such Advance.
4.3
[Reserved.]
4.4
No Default. As of the Closing Date and at the time of and immediately after each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5.
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1
Corporate Status; Execution and Delivery; Binding Effect. Borrower is a corporation duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.2
Collateral. Borrower owns or otherwise has the rights to use the Collateral, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
5.3
Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary action of Borrower in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate any provisions of Borrower’s Organizational Documents or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.
5.4
Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5
Actions Before Governmental Authorities. There are no actions, suits, claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6
Laws.
(a)
Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which Borrower or such Subsidiaries are subject, where such violation or default could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other Material Agreement to which it is a party or by which it is bound.
(b)
Neither Borrower nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets have been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
(c)
None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or (to the knowledge of Borrower) any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7
Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and that actual results may differ).
5.8
Tax Matters. Except as set forth on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except (i) Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP and (ii) such Taxes as do not exceed $50,000 in the aggregate outstanding, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9
Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property material to Borrower’s business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that the ownership of or use of any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses or other than “off-the-shelf” licenses or open-source software), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10
Intellectual Property.
(a)
Except as described on Schedule 5.10, Borrower has all material rights with respect to intellectual property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, except for restrictions that are unenforceable under Division 9 of the UCC or otherwise permitted under this Agreement with respect to Licenses, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material in the operation or conduct of Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee. Except as disclosed on Schedule 5.10, Borrower is not a party to, nor is it bound by, any Restricted License.
(b)
No material software or other materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that requires disclosure or distribution in source code form.
(c)
There are no material unpaid fees or royalties under any Material Agreements that have become overdue. Each Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Borrower and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Agreements to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by Borrower or any Subsidiary under any such Material Agreement or, to the knowledge of Borrower and each Subsidiary, by any other Person to any such contract except where such breach, violation or default would not have a Material Adverse Effect. Neither Borrower nor any Subsidiary has been notified that any party to any Material Agreement intends to cancel, terminate, not renew or exercise an option under any Material Agreement, whether in connection with the transactions contemplated hereby or otherwise.
5.11
Borrower Products. Except as set forth on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation in writing, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.
5.12
Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. None of the Loan Parties or any of their Subsidiaries owns or holds any Digital Assets.
5.13
Employee Loans. Except for loans constituting Permitted Investments or as described on Schedule 5.13, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.
5.14
Capitalization and Subsidiaries. Borrower’s capitalization is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each direct and indirect Subsidiary of Company.
5.15
Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
5.16
Regulatory Matters.
(a)
Borrower, each Subsidiary, and their respective directors, officers, employees, and to the knowledge of Borrower, agents are, and at all times have been, in compliance with all applicable Healthcare Laws, except where failures to so comply could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower has not received any written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Borrower Product, operation or activity related to a Borrower Product is in violation of any applicable Health Care Laws or any Permits required under any such applicable Health Care Laws, or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the knowledge of Borrower, has there been any noncompliance with or violation of any applicable Health Care Laws by the Borrower or its Subsidiaries that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Authority, except for any of the foregoing as could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is a party to or has any ongoing reporting obligations pursuant to or under any order by a Governmental Authority or corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Authority. Neither Borrower or any Subsidiary, nor any officers, employees or, to the knowledge of Borrower, agents of Borrower or any Subsidiary has been excluded, suspended or debarred from any government healthcare program or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under any applicable Healthcare Law, and, to the knowledge of Borrower, no such Action is currently contemplated, proposed or pending.
(b)
Borrower and each Subsidiary has obtained and maintained all Permits, including any Permits required pursuant to any applicable Healthcare Laws, and all of such Permits are in full force and effect, except where failures to possess or maintain the same, could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary has fulfilled and performed all of its obligations with respect to such Permits, and neither Borrower nor any of its Subsidiaries has received notice of any pending claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or any Governmental Authority that, if determined adversely to Borrower or any of its Subsidiaries, could result in the impairment, revocation, suspension or termination of any such Permit, and, to the knowledge of Borrower, no event has occurred which allows, or after notice or lapse of time would allow, revocation, suspension or termination of, or result in any other impairment of the rights of the holder of, any such Permit, except where such revocations, terminations, suspensions or impairments could not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Permit from the FDA or other Governmental Authority, or as otherwise required under applicable Health Care Laws relating to Borrower, its business, its Subsidiaries, its Subsidiaries’ businesses, and the Borrower Products, when submitted to the FDA or other Governmental Authority were true, complete and correct in all material respects as of the date of submission and/or any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Governmental Authority.
(c)
The manufacture of Borrower Products by or on behalf of Borrower or its Subsidiaries is being conducted in compliance in all material respects with all applicable Laws, including, without limitation, the FDA’s current good manufacturing practice regulations for Borrower Products sold in the United States, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States. Neither Borrower, nor any of its Subsidiaries has had any Borrower Product manufacturing site (whether Borrower-owned or, that of a contract manufacturer for Borrower Products) subject to a Governmental Authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, warning letters, untitled letters or requests or requirements to make changes to Borrower Products that if not complied with could reasonably be expected to result in a Material Adverse Effect. There have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of any Borrower Products (collectively, “Safety Notices”). To the knowledge of Borrower, there are no facts that would be reasonably likely to result in (i) a material Safety Notice with respect to any Borrower Product, (ii) a materially adverse change in labeling of any Borrower Product; or (iii) a termination or suspension of the manufacturing, development, testing or marketing of any Borrower Product.
(d)
All clinical or preclinical studies, tests or trials that have been or are being conducted by or on behalf of, or sponsored by, Borrower or any Subsidiary, or in which any Borrower Products have participated, and which have been or will be submitted to the FDA or other regulatory authorities in connection with applications for Permits, were and, if still pending, are being conducted in compliance in all material respects with all protocols, laws, regulations, rules and policies to which such studies, tests and trials are subject and applicable Healthcare Laws. No investigational new drug application or other allowance or approval to commence a clinical trial filed with or submitted to the FDA or other Governmental Authority by or on behalf of Borrower or any Subsidiary has been terminated or suspended, and neither the FDA nor any applicable Governmental Authority, nor any institutional review board having authority over such studies, tests or trials, has commenced, or to the knowledge of Borrower, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of Borrower or any Subsidiary.

(e)
Neither Borrower nor any Subsidiary is the subject of any pending or, to the knowledge of Borrower, threatened investigation in respect of the Company or Company Products, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Borrower, its Subsidiaries, nor any of their respective officers, employees or, agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar law. As of the date hereof, to the no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of Borrower, threatened against Borrower, its Subsidiaries, or any of their respective officers, employees or agents.
5.17
Commercial Tort Claims. Set forth on Schedule 5.17 annexed hereto, as the same may be updated from time to time, is a list of all Commercial Tort Claims in an amount greater than Five Hundred Thousand Dollars ($500,000) held by Borrower.
SECTION 6.
INSURANCE; INDEMNIFICATION
6.1
Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of Four Million Dollars ($4,000,000) of commercial general liability insurance for each occurrence. Borrower maintains and shall continue to maintain a minimum of Four Million Dollars ($4,000,000) of directors’ and officers’ insurance for each occurrence and Ten Million Dollars ($10,000,000) in the aggregate. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.
6.2
Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3
Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all third-party claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent such Liabilities arise solely out of gross negligence or willful misconduct of any Indemnified Person or changes in income tax rates. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case, subject to the applicable statute of limitations.
SECTION 7.
COVENANTS OF BORROWER

Borrower agrees as follows:

7.1
Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)
as soon as practicable (and in any event within thirty (30) days after the end of each month), unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)
as soon as practicable (and in any event within forty-five (45) days after the end of each calendar quarter), unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c)
as soon as practicable (and in any event within one hundred eighty (180) days or, if Borrower is subject to SEC reporting rules, ninety (90) days, after the end of each fiscal year), audited financial statements as of the end of such year (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification (except that, solely with respect to Borrower’s audited financial statements for the fiscal year ending December 31, 2025, a going concern qualification shall be permitted) by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent (it being understood and agreed that WithumSmith+Brown, PC or any of the “Big Four” accounting firms shall be acceptable to Agent), accompanied by any management report from such accountants;
(d)
concurrently with the delivery of the financial statements required under clauses (a) and (b) above, a Compliance Certificate in the form of Exhibit E;
(e)
as soon as practicable (and in any event within thirty (30) days) after the end of each month, a report showing agings of accounts receivable and accounts payable;
(f)
promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, information or reports that Company has made available to holders of its common stock and copies of any regular, periodic and special reports or registration statements that Company files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;
(g)
concurrently with the delivery of each Compliance Certificate, notice of any Commercial Tort Claim or Letter of Credit Rights held by any Loan Party, in each case in an amount greater than Five Hundred Thousand Dollars ($500,000.00) and of the general details thereof, and unless Agent otherwise consents thereto, an update to Schedule 5.17 hereof in the case of any such Commercial Tort Claims;
(h)
within thirty (30) days after each meeting of the Board of Directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with such meetings, provided that in all cases Borrower may exclude confidential information, information related to trade secrets, and information subject to attorney-client privilege;
(i)
financial and business projections promptly following their approval by Company’s Board of Directors, and in any event, within sixty (60) days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent;
(j)
promptly (without duplication of any notices, reports and documents otherwise required to be delivered under the Loan Documents) (i) all notices, reports and documents, required to be delivered by Borrower to the holders of any Permitted Convertible Debt (or the agent thereof) under the Permitted Convertible Debt Documents, including, without limitation, all financial compliance certificates delivered pursuant to Permitted Convertible Debt Documents, concurrently with its delivery of each such notice, report and/or document the holders of such Permitted Convertible Debt (or the agent thereof) of such Permitted Convertible Debt, (ii) at the same time as the same is provided to, or promptly after received from the holders of any Permitted Convertible Debt (or the agent thereof), copies of each material notification to Borrower by such holders or agent (including notices pertaining to a default or reservation of rights under any such Permitted Convertible Debt Document or to the exercise of remedies in connection therewith), and (iii) promptly after execution thereof, copies of final executed versions of any material amendment, supplement, forbearance, waiver or other modification with respect to any Permitted Convertible Debt Document;
(k)
insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1;
(l)
prompt notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Two Hundred Fifty Thousand Dollars ($250,000);
(m)
prompt (but in any event no more than two (2) Business Days’) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering; and
(n)
no later than Wednesday of each calendar week (or such other day as Agent may specify), a cash flow report in respect of the immediately preceding calendar week, in form and substance and in a format acceptable to Agent.

Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as acceptable under GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate, and all Financial Statements required to be delivered hereunder shall be sent per instructions (i) specified on Addendum 4 or (ii) otherwise provided by Agent to Borrower via a written notice from time to time.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower emails a link thereto to Agent; provided that Borrower shall directly provide Agent all Financial Statements required to be delivered pursuant to Section 7.1(b) and (c) hereunder.

7.2
Management Rights. Borrower shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, in connection with such inspections, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or Lenders, nor be deemed an exercise by Agent or Lenders of, control over Borrower’s management or policies.
7.3
Further Assurances. Borrower shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
7.4
Indebtedness. Borrower shall not, and shall not permit any Subsidiary to (i) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or (ii) prepay any Indebtedness or take any actions which impose on Borrower or any Subsidiary an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) intercompany Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, (d) payments of trade debt incurred in the ordinary course of business, (e) payments of Subordinated Indebtedness to the extent permitted pursuant to the terms of the subordination agreement applicable thereto, (f) the use of proceeds of a casualty event to prepay a capital lease to the extent required thereby and to the extent such capital lease obligation constitutes Permitted Indebtedness and the Lien securing such capital lease obligation constitutes a Permitted Lien, (g) refinancing of Permitted Indebtedness as permitted under clause (xii) of the definition thereof or (h) as otherwise permitted hereunder or approved in writing by Agent.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, payment (including, for the avoidance of doubt, any required repurchase in connection with the payment of Permitted Convertible Debt upon satisfaction of any condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing with respect to, any Permitted Convertible Debt, shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that, to the extent the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the sum of (a) the aggregate principal amount thereof and (b) the aggregate amount received by Borrower pursuant to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence; provided further that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment.

7.5
Collateral. Borrower shall at all times (a) keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted

Liens), and (b) shall give Agent prompt written notice of any legal process adversely affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property or assets may be subject to Permitted Liens. Borrower shall not agree with any Person other than Agent or Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) customary restrictions on cash collateral securing Permitted Liens, (v) customary restrictions under asset sale agreements otherwise permitted hereunder and (vi) customary restrictions and conditions contained in agreements governing joint ventures in the ordinary course of business. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.
7.6
Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments. No Loan Party shall directly or indirectly acquire or own, nor make any Investment in Digital Assets, nor permit any of its Subsidiaries so to do.
7.7
Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, or (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, or (d) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, or (e) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

Notwithstanding the foregoing, Borrower may (a) pay the purchase price of any Permitted Bond Hedge Transaction or (b) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (i) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (ii) delivery of common stock.

7.8
Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets (including, without limitation, pursuant to a Division); provided, that, in no event shall Borrower or any of its Subsidiaries Transfer any royalty interest in any of its or their respective assets.
7.9
Mergers and Consolidations. Borrower shall not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of

(whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than (x) mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party or (b) a Loan Party into another Loan Party (provided that a Borrower may only be merged or consolidated into another Borrower) or (y) dissolutions or liquidations of any Subsidiary; provided that (i) all assets of a Subsidiary which is not a Loan Party are transferred to another Subsidiary or a Loan Party upon such dissolution or liquidation or (ii) all assets of a Loan Party are transferred to another Loan Party upon such dissolution or liquidation (provided that any assets of a Borrower may only be transferred to another Borrower)).
7.10
Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay prior to being delinquent all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately and timely file (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.
7.11
Corporate Changes.
(a)
No Loan Party or any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without ten (10) days’ prior written notice to Agent.
(b)
The Borrower shall not suffer, or permit to be suffered, a Change in Control.
(c)
No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America.
(d)
If Borrower intends to add any new offices or business locations, including warehouses, containing any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of [***] Dollars ($[***]), then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Agent.
(e)
If Borrower intends to deliver any portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of [***] Dollars ($[***]) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Agent.
(f)
The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
7.12
Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, any accounts or sub-accounts in connection with an insured cash sweep program or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement, provided that no Account Control Agreement shall be required for any Excluded

Account. None of the Loan Parties or any of their Subsidiaries shall own or hold any Digital Assets.
7.13
Joinder of Subsidiaries. Borrower shall notify Agent of each Subsidiary formed or acquired, or that becomes a Qualified Subsidiary, subsequent to the Closing Date (including any new Subsidiary formed by Division) and, within fifteen (15) days of such formation or acquisition or such Subsidiary becoming a Qualified Subsidiary (or such longer period of time as agreed to by Agent in writing in its sole discretion), shall cause any such Subsidiary that is a Qualified Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance acceptable to Agent), or, if requested by Agent, a Guaranty and appropriate collateral security documents to secure the obligations pursuant to such Guaranty (in each case in form and substance acceptable to Agent); it being agreed that if such new Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary.
7.14
Certain Amendments. Borrower shall not, and shall not permit its Subsidiaries to:
(a)
amend, restate, supplement, modify, waive or otherwise change, or consent or agree to any amendment, restatement, supplement, modification, waiver or other change to, any Permitted Convertible Debt Document in any manner that is, or could reasonably be expected to be, adverse in any material respect to the interests of Agent and the Lenders; or
(b)
amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of Agent and the Lenders.
7.15
Notification of Defaults and Events of Default. Borrower shall notify Agent immediately of the occurrence of any Default or Event of Default.
7.16
SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be made by a Lender that is a SBIC. Addendum 2 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 2 is hereby incorporated in this Agreement.
7.17
Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.18
[Reserved.]
7.19
Material Agreement. Concurrently with the delivery of each Compliance Certificate, Borrower shall give written notice to Agent of entering into a Material Agreement or materially amending or terminating a Material Agreement.
7.20
Compliance with Laws.

(a)
Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or a company controlled by an “investment company” under the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).
(b)
Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.
(c)
Borrower has implemented and shall maintain in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)
None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.21
Financial Covenants.
(a)
Minimum Cash
(i)
From and after the Fourth Amendment Effective Date and at all times thereafter, Borrower shall maintain Qualified Cash in an amount not less than Eighteen Million Dollars ($18,000,000); provided that, from and after the date on which Borrower has satisfied in full its obligations under Section 2.5(g) [***], such amount shall step down to Thirteen Million Five Hundred Thousand Dollars ($13,500,000).
(ii)
The amount of Qualified Cash otherwise required under clause (i) above shall be reduced by (A) Five Million Dollars ($5,000,000) from and after the date on which Borrower has entered into a Qualifying Sale Agreement and for so long as such Qualifying Sale Agreement remains in full force and effect; provided that, if such Qualifying Sale Agreement is terminated at any time following the execution thereof, such reduction shall immediately cease to apply, and (B) [***].

(iii)
If Borrower makes a redemption or any other cash payment in respect of Permitted Convertible Debt, subject to satisfaction of the Redemption Conditions, Borrower shall, at all times thereafter, maintain Qualified Cash in the amount required by the defined term “Redemption Conditions”.
(b)
Minimum Revenue. Beginning with the test date occurring on August 31, 2026, and as of the last day of each calendar month thereafter, Borrower shall achieve T3M Net Product Revenue of at least the amount set forth in Schedule 7.21(b) with respect to the applicable corresponding test date.
(c)
Minimum EBITDA. Beginning with the test date occurring on August 31, 2026, and as of the last day of each calendar month thereafter, Borrower shall achieve T3M Adjusted EBITDA of at least the amount set forth in Schedule 7.21(c) with respect to the applicable corresponding test date.
7.22
Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Agent in writing of infringements of its material Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark or any Copyright or mask works, in each case, with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, then Borrower shall provide written notice thereof to Agent concurrently with the delivery of the first Compliance Certificate due immediately thereafter, and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. Borrower shall provide written notice to Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than off-the-shelf software that is commercially available to the public). Borrower shall exercise commercially reasonable efforts to take such steps as Agent reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.
7.23
Transactions with Affiliates. Except as otherwise described on Schedule 7.23, Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than could reasonably be expected to be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary.
7.24
Post-Closing Obligations. Borrower shall deliver, or caused to be delivered, to Agent:
(a)
within thirty (30) days of the Closing Date (or such later date as Agent may agree to in its sole discretion), insurance endorsements with respect to all policies as required under Section 4.1(k), in each case, in form and substance reasonably satisfactory to Agent and to the extent not otherwise delivered on or prior to the Closing Date;

(b)
within thirty (30) days of the Closing Date (or such later date as Agent may agree to in its sole discretion), duly executed landlord consents and bailee agreements as required under Section 4.1(l) and (m), in each case, in form and substance reasonably satisfactory to Agent and to the extent not otherwise delivered on or prior to the Closing Date; and
(c)
within two (2) Business Days of the Closing Date (or such later date as Agent may agree to in its sole discretion), duly executed Account Control Agreements as required under Section 4.1(b), each in form and substance reasonably satisfactory to Agent and to the extent not otherwise delivered on or prior to the Closing Date.
7.25
[***].
7.26
Liquidity Monitoring. Borrower shall, and shall cause each of its Subsidiaries to, enroll in and at all times maintain Plaid automatic bank connection via Lumonic with respect to each of its Deposit Accounts and accounts holding Investment Property. To the extent Borrower is unable to so enroll any such account, Borrower shall provide Agent with continuous view-only access to each such existing bank and investment account.
7.27
Financial Advisor. Agent shall have the right, at any time and from time to time, to require Borrower to initiate and thereafter maintain an engagement with an independent financial advisor acceptable to Agent, at Borrower’s sole cost and expense. Borrower shall provide any such financial advisor with full access to its financial materials, books, records, personnel and systems, and shall permit such financial advisor to communicate directly with Agent.
7.28
[***].

Notwithstanding anything to the contrary in this Section 7, and for the avoidance of doubt, neither Section 7.6 nor Section 7.7 shall not prohibit the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the payment of Permitted Convertible Debt upon satisfaction of any condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture or other instrument governing such Permitted Convertible Debt; provided that, to the extent the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the sum of (a) the aggregate principal amount thereof and (b) the aggregate amount received by Borrower pursuant to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence; provided further that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment.

Notwithstanding anything to the contrary in this Section 7, none of Section 7.4, 7.6, 7.7 nor 7.8 shall not prohibit the repurchase, exchange or inducement of the conversion of Permitted Convertible Debt by delivery of shares of common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of common stock and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transactions and/or Permitted Warrant Transactions plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

SECTION 8.
RIGHT TO invest
8.1
Borrower shall use commercially reasonable efforts to grant the Lenders (or their Affiliates, assignees or other nominees) the option to invest in the Subsequent Financing in an aggregate amount of up to Five Million Dollars ($5,000,000) on the same terms, conditions and pricing afforded to others participating in such Subsequent Financing. This Section 8.1, and all rights and obligations provided for hereunder, shall terminate upon the date on which the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been paid in full and this Agreement has been terminated.
SECTION 9.
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1
Payments. A Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2
Covenants. A Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lenders, and (a) with respect to a Default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26 and 7.28), any other Loan Document, or any other agreement among Borrower, Agent and Lenders, such default continues for more than ten (10) Business Days after the earlier of the date on which (i) Agent or Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.14, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22, 7.23, 7.24, 7.25, 7.26 and 7.28, the occurrence of such Default; or
9.3
Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; or
9.4
Representations. Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5
Insolvency. (a) A Loan Party or any of its Subsidiaries fails to be solvent as described under Section 5.15 hereof; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Advances shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); or
9.6
Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has not been rejected by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances shall be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); or
9.7
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries, or (ii) a notice of lien or levy is filed against any of any Loan Party’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any ten (10) day cure period; or
(b)
(i) any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party from conducting all or any material part of its business; or
9.8
Fundamental Change. The occurrence of any “fundamental change” (or equivalent term, howsoever defined) under any Permitted Convertible Debt Document; or
9.9
Other Obligations. The occurrence of any default under (i) any agreement or obligation of a Loan Party involving any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000) or (ii) any Material Agreement.
9.10
Permits; Governmental Authority Action. (a) Any Permit shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect; or (b) (i) the FDA, DOJ, CMS or other Governmental Authority initiates a regulatory action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct; (ii) the FDA or any other comparable Governmental Authority issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Effect; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ, CMS or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more, or that could reasonably be expected to result in a Material Adverse Effect, even if such settlement agreement is based on previously disclosed conduct; or (v) the FDA or any other comparable Governmental Authority withdraws, revokes, suspends or limits, any authorization or permission granted under any Permit, or Borrower or any of its Subsidiaries withdraws any Registration, where such withdrawal, revocation, suspension or limitation could reasonably be expected to result in a Material Adverse Effect.
SECTION 10.
REMEDIES
10.1
General. Upon the occurrence and continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the outstanding Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents (other than the Warrant) have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents (other than the Warrant) or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2
Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

(a)
First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder and under any other Loan Document;
(b)
Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;
(c)
Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owing to Lenders on the Term Loan Advances hereunder;
(d)
Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from Borrower on the Term Loan Advances hereunder;
(e)
Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each), in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, and the default rate interest set forth in Section 2.4, if required under this Agreement), in such order and priority as Agent may choose in its sole discretion; and
(f)
Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations which, by their terms, survive termination of this Agreement), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3
No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4
Waivers. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.
10.5
Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11.
MISCELLANEOUS
11.1
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2
Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)
If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and [***]
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [***]; [***]
Telephone: 650-289-3060

(b)
If to Lenders:

HERCULES CAPITAL IV L.P.
Legal Department
Attention: Chief Legal Officer and [***]
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [***]; [***]
Telephone: 650-289-3060

(c)
If to Borrower:

HERON THERAPEUTICS, INC.

Attention: Chief Financial Officer
100 Regency Forest Drive, Suite 300
Cary, NC 27518
email: [***]
Telephone: 858-251-4400

With a copy to:

Attention: Legal Department
100 Regency Forest Drive, Suite 300
Cary, NC 27518
email: [***]
Telephone: 858-251-4400

or to such other address as each party may designate for itself by like notice.

11.3
Entire Agreement; Amendments.
(a)
This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated July 13, 2023 and the Non-Disclosure Agreement).
(b)
Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.
11.4
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5
No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.
11.6
Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.9, 11.11, 11.14, 11.15, 11.17 and 11.18 shall survive the termination of this Agreement.
11.7
Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8
Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
11.9
Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of California, and shall have been accepted by Agent and Lenders in the State of California. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents (other than the Warrant) shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10
Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents (other than the Warrant) may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.11
Mutual Waiver of Jury Trial / Judicial Reference.
(a)
Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower or any Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)
If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.
(c)
In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.12
Professional Fees. Borrower promises to pay Agent’s and Lenders’ reasonable and documented fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees (including allocated costs of in-house counsel incurred after the Closing Date) and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.
11.13
Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and non-public information provided to Agent and Lenders by Borrower are confidential and proprietary information of Borrower, if, and to the extent, such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representative and other professional advisors if Agent or Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence of a Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in Agent or Lenders (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
11.14
Assignment of Rights. Borrower acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve Borrower of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.15
Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lenders in Cash.
11.16
Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17
No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and the Loan Parties party thereto.
11.18
Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.
11.19
Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.

11.20
[Reserved.]
11.21
[Reserved.]
11.22
Managerial Assistance. Borrower acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Borrower hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting [***].
11.23
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(SIGNATURES TO FOLLOW)

Table of Addenda, Exhibits and Schedules

Addendum 1: Taxes; Increased Costs

Addendum 2: SBA Provisions

Addendum 3: Agent and Lender Terms

Addendum 4: Delivery Instructions

Exhibit A: Advance Request
Attachment to Advance Request

Exhibit B: Name, Locations, and Other Information for Borrower

Exhibit C: Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit D: Borrower’s Deposit Accounts and Investment Accounts

Exhibit E: Compliance Certificate

Exhibit F: Joinder Agreement

Exhibit G: [Reserved.]

Exhibit H: ACH Debit Authorization Agreement

Exhibit I: [Reserved.]

Exhibit J-1: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1 Commitments

Schedule 1 Subsidiaries
Schedule 1A Existing Permitted Indebtedness
Schedule 1B Existing Permitted Investments
Schedule 1C Existing Permitted Liens
Schedule 5.3 Consents, Etc.
Schedule 5.8 Tax Matters
Schedule 5.9 Intellectual Property Claims
Schedule 5.10 Intellectual Property
Schedule 5.11 Borrower Products

Schedule 5.13 Employee Loans
Schedule 5.14 Capitalization

Schedule 5.17 Commercial Tort Claims

Schedule 7.21(b) Minimum T3M Net Product Revenue

Schedule 7.21(c) Minimum T3M Adjusted EBITDA

Schedule 7.23 Affiliate Transactions

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EXHIBIT B

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EXHIBIT B

(See Attached)

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